Exhibit 3.5

State of California

Bill Jones

Secretary of State

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

A $70.00 filling fee must accompany this form.

IMPORTANT—Read instructions before completing this form.

This Space For Filling Use Only

1.	Name of the limited liability company (and the name with the words “Limited Liability Company,” Ltd. Liability Co., “or the abbreviations” LLC, “or” LLC,) CKE Aircraft, LLC
2.	The purpose of the limited liability company is to engage in any lawful act or act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act,
3.

Name the agent for service of process and check the appropriate provision below:

Robert Wilson                                                                                                                                                    which is

☒  an individual residing in California, Proceed to Item 4.

☐  a corporation which has filed a certificate Pursuant to section 1505. Proceed to Item 5.

4.	If an individual, California address if the agent for service of process:

Address: 401 W. Carl Karcher Way

City: Anaheim	State: CA	Zip Code: 92803

5.	The limited liability company will be managed by: (check one)

☐	one manager ☐ more than one manager ☒ single member limited liability company ☐ all limited liability company members
6.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.
7.	Number of pages attached, if any: -0-
8.	Type of business of the limited liability company. (For information purposes only) Ownership of Aircraft

9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is may act and deed.

	Signature of Organizer	Gray J. Vyneman Type or Print Name of Organizer

September 19, 2001
Date
10.	RETURN TO:

NAME	Gray J. Vyneman

FIRM	Stradling Yocca Carrison & Rauth

ADDRESS	660 Newport Center Drive, Suite 1600

CITY/STATE	Newport Beach, California

ZIP CODE	92660

SEC/STATE (REV.12/99)	FORM LLC-1—FILING FEE $70.00 Approved by Secretary of State

State of California

Bill Jones

Secretary of State

LIMITED LIABLITY COMPANY

CERTIFICATE OF AMENDMENT

A $30.00 filing fee must accompany this form

IMPORTANT – Read instructions before completing this form

This Space for Filling Use Only

1.	Secretary of State File Number:	2. Name of Limited Liability Company:
	200126410054	CKE Aircraft, LLC

3.	Complete only the sections where information is being changed. Additional pages may be attached if necessary.

A. Limited Liability Company Name(End the name with the words “Limited Liability Company,” “Ltd. Liability Co.” or the abbreviations “LLC” or “L.L.C”)

Aeroways, LLC

B. The Limited Liability Company will be managed by (Check One):

☐	one manager ☐ more than one manager ☐ single member limited liability company ☐ all limited liability company members

C. Amendment to text of the Articles of Organization

  D.   Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters include a change in the latest date on which the limited liability company is to dissolve or any change in the events that will cause the dissolution.

4.	Future Effective Date, if any:	Month	Day	Year
5.	Total number pages attached, if any:	-0-

6.	Declaration: it is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

	Signature of Authorized Person	CKE RESTURANTS, INC., sole Member by: Robert A. Wilson Type or Print Name and Title

Date: NOVEMBER 07, 2001
6.	RETURN TO:

NAME FIRM ADDRESS CITY/STATE ZIP CODE	Gary J. Vyneman Stradling Yocca Carlson & 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660
SEC/STATE (REV. 12/99)		FORM LLC-2-FILING FEE $30.00 Approved by Secretary of State